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                                                                    Exhibit 23.4

[R.A. Lenser and Associaties, Inc. Letterhead]





            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     As independent petroleum engineers, we hereby consent to the inclusion in the Registration Statement on Form S-1 filed by Whiting Petroleum Holdings, Inc., as well as in the notes to the consolidated financial statements included in such Registration Statement, of information contained in our reserve report effective April 1, 2003, setting forth certain interests of Whiting Petroleum Corporation relating to the estimated quantities of such company's proved reserves of oil and gas and future net income therefrom discounted at ten percent (10%) for the periods included therein.

     We further consent to the reference to this firm in such Registration Statement under the heading "EXPERTS".



                         R. A. LENSER & ASSOCIATES, INC.
                               PETROLEUM ENGINEERS

July 23, 2003              /s/ Ronald A. Lenser
                           ---------------------------
                           Ronald A. Lenser